SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 29, 2015
CENTRAL VALLEY COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Drive, Suite 101, Fresno, California	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (559) 298-1775
(Former Name or Former Address, if Changed Since Last Report)     Not Applicable
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 5.02 (c) Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Thomas L. Sommer, who will retire as Executive Vice President of Central Valley Community Bancorp (the Company) and Executive Vice President of Central Valley Community Bank (the Bank), the sole subsidiary of Central Valley Community Bancorp, effective as of April 30, 2015, entered into a consulting agreement (the "Agreement") with the Bank on January 29, 2015. Mr. Sommer will serve as a Consultant to the Bank for a period commencing on May 1, 2015 and terminating on December 31, 2015. His relationship with the Bank will be that of an independent contractor and not that of an employee. Under the Agreement Mr. Sommer shall provide services to the Bank from time to time as requested and shall be compensated on a hourly basis for services performed, plus expenses. The total amount payable under the Agreement shall not exceed $100,000.
Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            10.1       Consulting Agreement dated January 29, 2015
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Valley Community Bancorp

Date: April 27, 2015	By: /s/ James M. Ford
Name: James M. Ford
Title: President and Chief Executive Officer (principal executive officer)